Exhibit 5.2

FedEx Office and Print Services, Inc.
7900 Legacy Drive
Plano, Texas 75024

May 4, 2021

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the “Company”), FedEx Office and Print Services, Inc., a Texas corporation (“FedEx Office”), and the other subsidiary guarantors named in the Registration Statement (defined below) have filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-240157) (the “Registration Statement”) and a prospectus supplement dated April 20, 2021 (the “Prospectus Supplement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities including €600,000,000 aggregate principal amount of the Company’s 0.450% Notes due 2029 (the “2029 Notes”) and €650,000,000 aggregate principal amount of the Company’s 0.950% Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Notes”) and the related joint and several guarantees of the Notes (the “Guarantees”). The Notes and the Guarantees are to be issued pursuant to the provisions of a base indenture, dated as of October 23, 2015, between the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by supplemental indenture no. 1, dated as of October 23, 2015, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 1”), as further supplemented by supplemental indenture no. 2, dated as of March 24, 2016, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 2”), as further supplemented by supplemental indenture no. 3, dated as of April 11, 2016, between the Company, the Guarantors, the Trustee and Elavon Financial Services Limited, UK Branch, as paying agent (“Supplemental Indenture No. 3”), as further supplemented by supplemental indenture no. 4, dated as of January 6, 2017, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 4”), as further supplemented by supplemental indenture no. 5, dated as of January 31, 2018, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 5”), as further supplemented by supplemental indenture no. 6, dated as of October 17, 2018, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 6”), as further supplemented by supplemental indenture no. 7, dated as of January 16, 2019, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 7”), as further supplemented by supplemental indenture no. 8, dated as of January 18, 2019, between the Company, the Guarantors, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”) (“Supplemental Indenture No. 8”), as further supplemented by supplemental indenture no. 9, dated as of July 24, 2019, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 9”), as further supplemented by supplemental indenture no. 10, dated as of August 5, 2019, between the Company, the Guarantors, the Trustee and the Paying Agent (“Supplemental Indenture No. 10”), as further supplemented by supplemental indenture no. 11, dated as of April 7, 2020, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 11”), as further supplemented by supplemental indenture no. 12, dated as of April 29, 2021, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 12”), and as further supplemented by supplemental indenture no. 13, dated as of May 4, 2021, between the Company, the Guarantors, the Trustee and the Paying Agent (“Supplemental Indenture No. 13”) (the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, Supplemental Indenture No. 5, Supplemental Indenture No. 6, Supplemental Indenture No. 7, Supplemental Indenture No. 8, Supplemental Indenture No. 9, Supplemental Indenture No. 10, Supplemental Indenture No. 11, Supplemental Indenture No. 12 and Supplemental Indenture No. 13 are collectively referred to herein as the “Indenture”), and are to be sold pursuant to the Underwriting Agreement dated April 20, 2021, among the Company, the subsidiary guarantors named therein and the several underwriters named in Schedule A thereto (the “Underwriting Agreement”) and will be subject to the Agency Agreement between the Company, the Paying Agent, U.S. Bank National Association, as registrar and transfer agent, and the Trustee.

I am the General Counsel, Senior Vice President Legal & Human Resources of FedEx Office and have acted as counsel to FedEx Office in connection with the issuance and delivery by FedEx Office of its Guarantee of the Notes (the “FedEx Office Guarantee”).

In connection with the opinions expressed below, I have examined, or caused to be examined by attorneys under my supervision, originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Prospectus Supplement, the Indenture, the FedEx Office Guarantee, the Underwriting Agreement, FedEx Office’s certificate of formation and bylaws, and such agreements, documents, certificates and statements of government officials and other papers as I have deemed necessary or advisable as a basis for such opinions. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents and documents to be executed, I have assumed (i) that the parties thereto (other than FedEx Office) had or will have the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder, (ii) the due delivery by such parties of such documents and (iii) that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein, which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of FedEx Office.

Based upon the foregoing, it is my opinion that:

1.       FedEx Office is a corporation validly existing and in good standing under the laws of the State of Texas.

2.       FedEx Office has the corporate power to (a) enter into and perform its obligations under the Indenture and (b) create, enter into and perform its obligations under the FedEx Office Guarantee.

3.       Each of the Indenture and the FedEx Office Guarantee has been duly and validly authorized, executed and delivered by FedEx Office.

I am qualified to practice law in the State of Texas, and the foregoing opinion is limited to the laws of the State of Texas.

I hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. In addition, I further consent to the reference to me under the heading “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Davis Polk & Wardwell LLP, special counsel to the Company, may rely upon this opinion in rendering its opinion of even date herewith.

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This opinion is expressed as of the date hereof and I undertake no, and disclaim any, obligation to advise you (or any third party) of any subsequent change in or development of law or fact that might affect the matters, conclusions, statements or opinions set forth herein.

Sincerely,

By:	/s/ Tracy B. Brightman
	Name:	Tracy B. Brightman
	Title:	General Counsel, Senior Vice President Legal & Human Resources

[Signature Page to FedEx Office and Print Services, Inc. Exhibit 5 Opinion]